UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	NASDAQ (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2019, Red Robin Gourmet Burgers, Inc. (the “Company”) and Lynn Schweinfurth, the Company’s Executive Vice President and Chief Financial Officer, entered into an amendment (the “Amendment”) to the Employment Agreement, dated as of December 31, 2018, by and between the Company and Ms. Schweinfurth (the “Employment Agreement”). The Amendment provides for an increase in the amount that the Company will pay on Ms. Schweinfurth’s behalf for relocation expenses in connection with Ms. Schweinfurth’s relocation to the Denver, Colorado metropolitan area from up to $100,000 to up to $190,000, which amount will be paid in accordance with the standard Company relocation benefits policy in effect as of January 28, 2019, the effective date of Ms. Schweinfurth’s employment with the Company.
The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for second quarter of fiscal year 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 13, 2019
RED ROBIN GOURMET BURGERS, INC.

By:

/s/ Michael L. Kaplan

Name: Michael L. Kaplan
Title: Senior Vice President & Chief Legal Officer

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